Exhibit 99.3
Dated September 15, 2014

 THE FEMALE HEALTH COMPANY (UK)
PLC

-and-

MARTIN TAYLER

SERVICE AGREEMENT

CMS Cameron McKenna LLP
Mitre House
160 Aldersgate Street
London EC1A 4DD

T +44(0)20 7367 3000
F +44(0)20 7367 2000

Draft 3: 28 August 2014
Ref: AMHA/ALF/043922.00013

Table of Contents

1.	Interpretation	1
2.	Warranty and Conditions	2
3.	Employment	3
4.	Hours and Place of Work	5
5.	Salary	5
6.	Bonus	5
7.	Pension Arrangements	5
8.	Car	6
9.	Mobile Phone and Laptop	6
10.	Benefits	6
11.	Relocation	6
12.	Change of Control	7
13.	Expenses	7
14.	Holiday	7
15.	Incapacity	8
16.	Confidentiality and Integrity	8
17.	Termination of Agreement	9
18.	Garden Leave	11
19.	Intellectual Property	12
20.	Restrictive Covenants	14
21.	Deductions	15
22.	Disciplinary and Grievance Procedures	15
23.	Illegal Working	16
24.	General	16

Schedule 1 Power of Attorney		19

THIS SERVICE AGREEMENT is made the 15th day of September, 2014

BETWEEN

(1)  The Company: THE FEMALE HEALTH COMPANY (UK) PLC, a company registered in England & Wales under number 02439625; and

(2)  The Executive: MARTIN TAYLER of 107 Garner Road, Walthamstow, London E17 4HG.

OPERATIVE PROVISIONS

1.                Interpretation

1.1	In this Agreement:

"Board":  means the Board of Directors of the Company from time to time and includes any duly constituted committee of such Board authorised to act on its behalf.

"Change of Control Agreement": means the change of control agreement entered into by the Parent Company and the Executive dated as of the Commencement Date, as it may be amended from time to time.

"Common Stock": means shares of the Parent Company's common stock par value $0.01 per share.

"Concerned With or Engaged In":  means without limitation, concerned with or engaged as an employee, adviser, partner, agent, consultant, contractor, director, shareholder or otherwise.

"Confidential Information":  means all and any information (whether or not recorded in documentary form or on computer disk or tape or online) of the Company, any Group Company or any of its or their customers, suppliers or agents which the Company or the relevant Group Company regards as confidential and which may include, but is not limited to, technical, financial and business information (including but not limited to that relating to products and services, research and development, business methods, price lists, customer lists, designs, formulae, know how and processes, strategies and other similar information) or in respect of which it owes an obligation of confidentiality to a third party and which is not readily ascertainable to persons not connected with the Company either at all or without a significant expenditure of labour, skill or money.

"Customer":  means any person with whom the Executive or anyone working under the Executive’s supervision or control deals personally who, at the termination of the Executive’s employment, is negotiating with the Company or any Group Company for Restricted Business or with whom the Company or any Group Company has conducted any Restricted Business at any time during the final 12 months of the Executive’s employment with the Group.

"Employee":  means any person who is and was, at any time during the final 12 months of the Executive’s employment with the Group, employed or engaged by the Company or any Group Company in a senior management, senior technical or senior sales position and who, by reason of such position, possesses any Confidential Information or is likely to be able to solicit the custom of any Customer or to induce any Customer to cease dealing with the Company or any Group Company, were he to accept employment or engagement in a business which is similar to or in competition with any Restricted Business.

"Group":  means the Company and each Group Company.

"Group Company":  means any group undertaking (as defined in section 1161(5) of the Companies Act 2006) or associated undertaking (as defined in Schedule 6 Paragraph 19 of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 (SI 2008/410)) of the Company or any joint venture to which the Company or any such group undertaking is a party, and for the avoidance of doubt includes the Parent Company.

"Intellectual Property Rights": means patents, rights to inventions, copyright and related rights, trade marks, trade names and domain names and names registrable on social media or other internet services, rights in get-up, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world.

"Parent Board": means the Board of Directors of the Parent Company from time to time and includes any duly constituted committee (particularly the Compensation Committee) of such Board authorized to act on its behalf.

"Parent Company": means The Female Health Company, a Wisconsin corporation.

"Policies and Procedures": means the Parent Company’s Code of Business Ethics, the Parent Company's Insider Trading Policy, the Company's anti-corruption policies and procedures, any policy of the Parent Company or the Company adopted to facilitate compliance with applicable law (including U.S. securities laws and the rules of any exchange where any securities of the Parent Company are listed) and any other policy of the Parent Company or the Company applicable generally to employees of the Parent Company or the Company or to executive officers of the Parent Company, each as amended or supplemented from time to time in the Company’s sole discretion.

"Professional/Business Contact": means any person with whom the Executive has built up a business connection (whether online or otherwise) on behalf of the Company with a view to the Company conducting Restricted Business with that person or his organisation within 12 months.

"Restricted Area":  means England, Scotland, Wales, Northern Ireland and any other country in which the Company or any Group Company carries on or intends to carry on any Restricted Business as at the termination of the Executive’s employment.

"Restricted Business":  means the manufacture, marketing and/or sale of female condoms and all or any other commercial activities carried on or to be carried on by the Company or any Group Company in which the Executive worked or about which the Executive knew Confidential Information to a material extent at any time during the final 12 months of the Executive’s employment with the Group.

"Termination Date":  means the date on which the employment of the Executive under this Agreement shall terminate for whatever reason.

2.                Warranty and Conditions

2.1	The Executive warrants to the Company that:

2.1.1
by entering into this Agreement and performing his duties under it the Executive shall not be in breach of any express or implied terms of any contract or other obligation binding on the Executive (whether past or now subsisting);

2.1.2	the Executive is (or will be as of the Commencement Date (as defined in clause 3.1 of this Agreement)) free to take up this appointment on the terms set out in this Agreement;

2.1.3	the Executive is legally entitled to work in the UK;

2.1.4	the Executive has no unspent criminal convictions and has never been disqualified from being a company director; and

2.1.5	all the information contained in the Executive’s curriculum vitae (in the form supplied to the Company) is true and accurate and not misleading and that there are no material omissions.

2.2	The commencement of this employment is conditional upon the Executive providing original documents to the Company as evidence that the Executive has the legal right to work in the UK.

2.3
Where repeat document checks are required to evidence the Executive’s legal right to work in the UK, it is a condition of the Executive’s continuing employment with the Company that the Executive provides the relevant documents when requested to do so by the Company and that the checks are satisfactory in confirming that the Executive continues to have a legal right to work in the UK.

2.4
The Executive agrees to disclose all or any interests (including but not limited to shareholdings or directorships) in any business whether or not of a commercial or business nature in writing to the Board by the Commencement Date.  The Executive agrees that the Company may require the Executive to cease those other interests prior to the commencement of the Executive’s employment or within 14 days of the date of this Agreement without any compensation.  The Company acknowledges that the Executive has disclosed his interest in Lean Manufacturing Ltd., an entity through which the Executive has previously offered consulting services.  The Company agrees that the Executive may retain his interest in Lean Manufacturing Ltd. during the term of this Agreement as long as the Executive does not directly or indirectly conduct any business activity through such entity.

3.                Employment

3.1	The Executive’s employment under this Agreement will commence on 15 September 2014 (the "Commencement Date").

3.2	No period of employment with a previous employer counts as part of the Executive’s continuous period of employment with the Company.

3.3
The first 3 months of the employment shall be a probationary period and the Executive’s employment may be terminated during this period at any time on one week's notice or payment in lieu of notice. The Company may, at its discretion, extend the probationary period for up to a further 3 months. During the probationary period the Executive's performance and suitability for continued employment will be monitored. At the end of the probationary period the Executive’s performance will be reviewed and if found satisfactory the employment will be confirmed.

3.4
The Executive’s employment will continue (subject to earlier termination as provided in this Agreement or the Change of Control Agreement) until terminated by the Company giving the Executive or the Executive giving the Company not less than 3 months’ prior written notice to expire on or at any time.

3.5
The Executive is employed as Executive Vice President of Operations and will perform such duties consistent with the Executive’s skills and status as may be assigned to the Executive from time to time by or with the authority of the Board.  The Company reserves the right to make changes to the Executive’s duties and job title.

3.6	The Executive will (without limitation or further remuneration), if and for as long as the Company requires, during this Agreement:

3.6.1	carry out duties for the benefit of or on behalf of any Group Company; and/or

3.6.2	hold any office and/or other appointment in or on behalf of the Group;

3.7	The Executive will, without limitation and at all times during the period of this Agreement:

3.7.1	devote the whole of his time, attention and ability during the Executive’s working hours (see clause 4 below) to the duties of his employment;

3.7.2
work exclusively for the Company and therefore shall not, save with prior Board approval, be Concerned With or Engaged In any other business, trade, profession or occupation or hold any private or public office or serve in a voluntary or charitable organisation (whether or not in competition with that of any Group Company);

3.7.3	faithfully and diligently perform the Executive’s duties and exercise only such powers as are consistent with them;

3.7.4
obey all and any lawful and reasonable directions of the Board and comply with the Policies and Procedures and all laws relating to money laundering and/or anti-corruption and particularly the provisions in the Bribery Act 2010 and the provisions of the U.S. Foreign Corrupt Practices Act;

3.7.5	act only in accordance with all applicable Company Law, the Memorandum and Articles of Association of the Company and, where acting pursuant to clause 3.6 above, of the relevant Group Company;

3.7.6	do such things as are necessary to ensure compliance by himself and the Company with the UK Corporate Governance Code (as amended from time to time);

3.7.7
comply with all requirements, recommendations or regulations, as amended from time to time, of the UK Listing Authority (including the Model Code for transactions in securities by directors and certain senior executives of listed companies, a copy of which is available from the Finance Director), the FCA and all regulatory authorities relevant to the Company and any code of practice issued by the Company (as amended from time to time) relating to dealing in the securities of the Company any Group Company;

3.7.8	comply with the requirements under both legislation and regulation as to the disclosure of inside information;

3.7.9	promote the success of the Company, taking into account where appropriate the interests of the Group as a whole;

3.7.10
keep the Board promptly and fully informed (in writing if so requested) of the Executive’s conduct of the business or affairs of the Company and of any Group Company of which the Executive acts as a director and provide such explanations as they may require; and

3.7.11
report the Executive’s own wrongdoing and any wrongdoing or proposed or suspected wrongdoing (including but not limited to breaches of the Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act) of any other employee or director of the Company or any Group Company to the President and CEO or the Board as soon as practicable after becoming aware of it.

3.8
Part II of the Company handbook contains additional terms and conditions relating to the Executive’s employment. In the event of a conflict between the Company handbook and this Agreement, this Agreement shall prevail.

4.                Hours and Place of Work

4.1	Owing to the nature of the Executive’s job the Executive’s working time is unmeasured and the Executive shall work such hours as are necessary to enable him to perform his duties properly.

4.2
The Executive’s normal place of work is the Company’s office at 3 Mansfield Road Western Avenue Business Park, London, England W3 0BZ and/or such other place of business of the Group as the Board may reasonably require from time to time. The Executive will, if and for as long as required by the Company, make visits in the ordinary course of the Executive’s duties to such places anywhere in the world as it may specify.

5.1              Salary

5.1
During the Executive’s employment, the Company will pay the Executive a salary at the rate of £108,000 each year (or such higher rate as may be awarded to him pursuant to clause 5.2 below) which will accrue from day to day and be payable in equal monthly instalments in arrears on or about the 27th day of each month (the "Salary"). The Salary is inclusive of all and any fees receivable by the Executive as the holder of offices or appointments within the Group or on behalf of the Company or any Group Company.  Where such fees are received by the Executive directly the Company will adjust the Salary accordingly and reduce the Salary by the amount of any such fees.

5.2
Annually beginning after the first anniversary of the Commencement Date and after each subsequent anniversary, the Salary will be reviewed by the Parent Board and the rate of Salary then payable by the Company may be increased by action of the Parent Board with effect from October 1 of the year of such review (or such other date as the Parent Board may determine) by such amount (if any) as the Parent Board may recommend.  The Company shall not be under any obligation to award the Executive an increase in Salary.

6.1              Bonus

6.1
The Executive will be granted 14,000 shares of Common Stock under the Parent Company’s Stock Incentive Plan on 1 September 2015 if the Executive continues to be employed on this date. If the Executive continues to be employed on 1 September 2016, the Executive will be granted a further 14,000 shares of Common Stock under the Parent Company's Stock Incentive Plan.

6.2
Provided that the Parent Company achieves its targets for a particular fiscal year the Executive will be granted a bonus of 25,000 shares of Common Stock or, at the Parent Company’s option, the cash equivalent of such shares, based on the average closing price of the Common Stock on the last ten trading days of each fiscal year (subject to deductions for tax and National Insurance contributions).

7.                Pension Arrangements

7.1
After the Executive has worked for the Company for 3 months and after fulfilling the relevant eligibility criteria, the Executive will be permitted to join the Company’s Stakeholder Pension Scheme. The Executive is entitled to an annual Company contribution (made in equal monthly instalments in arrears) of an amount equal to 3% of the Executive’s Salary for the time being to the Company’s Stakeholder Pension Scheme. Details of the scheme can be obtained from the Finance Director.

7.2	The Company does not hold a current contracting-out certificate (from the State Second Pension (S2P)) under the Pension Schemes Act 1993 in respect of the Executive’s employment.

8.                Car

8.1
The Executive will receive in lieu of the provision of a Company car a monthly (non-pensionable) gross allowance equal to (a) the amount of the monthly lease payments for a car that the Executive leases in his name with a capitalized cost of not more than £43,000 and (b) the other reasonable monthly expenses that the Executive incurs to use and maintain such car (including fuel, repairs and insurance).  The allowance will be fully taxable and paid monthly instalments at the same time and in the same manner as the Executive’s instalments of Salary.  Payment of monthly expenses to use and maintain the car shall be conditioned on the Executive providing the Company with reasonable written documentation of such expenses prior to the date of payment of the allowance.  For as long as the Executive receives such allowance and while he holds a valid driving licence, he is required to provide his own car for use on Company business and to ensure that it is of a suitable age, make, model and specification and is appropriately maintained, taxed and repaired, cleaned and insured for use on Company business.

9.                Mobile phone and laptop

9.1	The Company will provide the Executive with a mobile phone for business use and will pay the cost of line rental and business calls in accordance with clause 13.1.

9.2	The Company will provide the Executive and will maintain a laptop computer and printer for business use.

9.3	The mobile phone, laptop, printer and the electronically stored contents of the devices will remain the property of the Company and must be returned to the Company prior to the Termination Date.

10.              Benefits

10.1
The Executive and/or (where applicable) the Executive’s spouse / partner and children (under age 18) shall be eligible for participation in and shall receive all benefits under the Company’s private medical and permanent health insurance programmes provided by the Company from time to time to the extent applicable to other peer executives of the Company, subject to the rules of the welfare benefit plans, practices, policies from time to time.

10.2	The Company reserves the right to change all and any benefits under its welfare benefit plans, practices or policies in its absolute discretion without notice at any time.

10.3	The Company shall not have any liability to pay the Executive any benefit under any insurance scheme unless it receives payment from the insurer under the scheme itself.

11.             Relocation

11.1	Subject to production of VAT receipts or other appropriate evidence of payment, the Company shall reimburse the Executive:

11.1.1
up to a maximum of £8000 in respect of costs incurred by him in relocating from Malaysia to accommodation within a reasonable daily travelling distance of the Company's offices at 3 Mansfield Road, Western Avenue Business Park, London, England W3 0BZ, consisting of reasonable costs to ship your household goods from Malaysia and visa expenses for the Executive and his immediate family ("Relocation Expenses");

11.1.2
the reasonable costs incurred by him in travelling to the UK with his immediate family for the purpose of finding permanent accommodation within a reasonable daily travelling distance of the Company's offices at 3 Mansfield Road, Western Avenue Business Park, London, England W3 0BZ, provided that he and his immediate family travel in premium economy class; and

11.1.3	the reasonable costs of temporary housing for him and his immediate family for a period of one month upon arrival in the UK.

11.2
The first £8,000 of the Relocation Expenses shall be paid without deduction of income tax and National Insurance contributions to the extent that the Relocation Expenses qualify for the exemption set out in Chapter 7 of Part 4 of the Income Tax (Earnings and Pensions) Act 2003 and Part 8 of Schedule 3 of the Social Security (Contribution) Regulations 2001 (SI 2001/1004) respectively. For the avoidance of doubt, income tax and National Insurance contributions shall be deducted from the remainder of the Relocation Expenses (if any) in the usual way.

11.3
The Executive shall indemnify the Company on a continuing basis in relation to any income tax and National Insurance contributions (except for employers' National Insurance contributions), including any related interest, penalties, costs and expenses, which may be incurred by the Company if the exemption referred to in clause 11.2 does not apply.

11.4
Except in the circumstances set out in clause 11.5, if the Executive ceases employment during the period of 12 months after the Commencement Date, all of the costs set out in clause 11.1.1 shall be repaid by the Executive to the Company immediately.

11.5	Clause 11.4 shall not apply if:

11.5.1	the Company terminates the Executive’s employment other than for cause pursuant to clause 17.2; or

11.5.2	the Executive terminates the Employment in response to a fundamental breach of contract by the Company.

12.              Change of control

12.1
As a member of the Executive Operating Committee, the Executive shall and the Company shall procure that the Parent Company shall enter into the Change of Control Agreement on or before the Commencement Date.

13.              Expenses

13.1
The Company will reimburse the Executive for the Executive’s reasonable travelling, telephone, hotel, entertainment and other business expenses incurred in the course of the Executive’s duties provided that the Executive complies with Group regulations from time to time in this respect and provides the Company with receipts or other proof of payment as the Company may reasonably require. The Company policy is that employees travel in economy class unless prior approval is given to travel in business class on an international flight.

14.              Holiday

14.1
In addition to public holidays, the Executive is entitled to 25 working days’ holiday without loss of pay in each holiday year (which runs from 1 January to 31 December) to be taken at such time or times as may be authorised at least one month in advance by the Board. The Executive may not, except with prior permission from the Board, carry forward any unused part of the Executive’s holiday entitlement to a subsequent holiday year.

14.2
In the first and final holiday years of the Executive’s employment, the Executive’s holiday entitlement will be calculated at the rate of 2.08 working days’ holiday for each complete calendar month of the Executive’s employment by the Company during that holiday year.  The Executive will be entitled on termination to pay in lieu of any unused statutory holiday entitlement during that holiday year.  If the Executive has taken holiday in excess of the Executive’s accrued entitlement, the Executive will be required to repay any excess Salary the Executive has received for such holiday.  The basis for payment and repayment is 1/260th of the Executive’s Salary for each day.

14.3
The Company may require the Executive to take all or part of any outstanding holiday entitlement during any period of notice to terminate the Executive’s employment including any period of notice during which the Executive is suspended from the performance of all or any of the Executive’s duties in accordance with clause 18 below.

15.              Incapacity

15.1
If the Executive is absent from work because of illness, mental disorder or injury ("Incapacity"), the Executive must report that fact immediately to the Finance Director and, after seven consecutive days’ absence, provide medical practitioners’ certificate(s) of the Executive’s incapacity and its cause for statutory sick pay ("SSP") purposes covering the whole period of the Executive’s absence. The medical certificate should be immediately faxed to the Finance Director. A new medical certificate should be sent each week thereafter or as required by the Company. For SSP purposes, the Executive’s qualifying days are the Executive’s normal working days.

15.2	There is no contractual right to payment other than SSP in respect of periods of absence due to sickness or incapacity and any payments made are at the Company’s discretion.

15.3	If the Executive’s absence exceeds 30 consecutive days, the Company will be entitled to appoint a temporary replacement to cover the Executive’s absence.

15.4
If the Executive is incapable of performing the Executive’s duties by reason of circumstances where the Executive has a claim for compensation against a third party and the Executive recovers compensation for loss of earnings whether from that third party or otherwise, the Executive shall repay a sum equal to the amount recovered, or, if less, any amounts paid to the Executive by the Company during the Executive’s absence.

15.5
The Executive will, whenever requested by the Board, submit to examination by a medical practitioner selected and paid for by the Company. The Executive hereby authorises such medical practitioner to disclose to and discuss with the Board any matters which, in his opinion, might hinder or prevent the Executive (if during a period of Incapacity) from returning to work for any period or (in other circumstances) from properly performing the Executive’s duties at any time.

15.6
From the date on which the Executive first receives benefits under any permanent health insurance scheme provided by the Company, his entitlement to Salary and all benefits provided under this Agreement or in connection with his employment, will cease.

16.              Confidentiality and Integrity

16.1	During the Executive’s employment under this Agreement, the Executive will not:

16.1.1
directly or indirectly offer, promise, give, request, agree to receive or accept any discount, rebate, commission or other inducement (whether in cash or in kind) which is not permitted or authorised by regulations or guidelines from time to time governing dealings by executives on behalf of the Company or in the Policies and Procedures, or, if the Executive does he will immediately disclose this and the Executive will account immediately to the Company for the amount, benefit or advantage so received. This obligation is without prejudice to any other right or remedy available to the Company under this Agreement or at law as a result of any breach of this clause;

16.1.2
directly or indirectly disclose or make use of any Confidential Information for any purpose other than a legitimate purpose of the Company except that nothing in this clause shall be construed as preventing the Executive from making a "protected disclosure" within the meaning of the Public Interest Disclosure Act 1998 but the Executive is advised to refer to the Company’s policy on the subject before doing so;

16.1.3
(except in the proper course of the Executive’s duties under this Agreement) remove from the premises of the Company or any Group Company, record, transfer, work from, access, display or copy the contents of any document, file, database, computer disk, tape or other material, or any discussion, nor make any image which contains any Confidential Information or which belongs to the Company nor allow others to do so; or

16.1.4	at any time make any untrue or misleading statement relating to the Group in any form, including on social media sites.

16.2	The Executive will not at any time after the termination of the Executive’s employment under this Agreement, directly or indirectly:

disclose or make use of any Confidential Information; or

represent the Executive or permit the Executive to be held out as having any continuing connection with or interest in the Company or any Group Company, including on any online profile or remaining a member of any Company online group.

The Executive acknowledges that contact details of customers and clients acquired in the course of employment shall remain the property of the Company, regardless of how such information is stored by the Executive (including on sites such as LinkedIn). The Executive will immediately delete any contact details of customers and clients acquired in the course of employment from any social networking site (such as LinkedIn) on termination of employment.

17.              Termination of Agreement

17.	This Agreement will automatically terminate:

17.1.1	upon the Executive’s retirement; or

17.1.2	if the Executive is prohibited by law from being a director of a company; or

17.1.3
if the Company notifies the Executive in writing that it is terminating his employment with immediate effect and that it will pay him (within 28 days from such notification) his Salary (less income tax and national insurance contributions) in lieu of notice (or the remainder of notice); or

17.1.4
upon the occurrence of the "Effective Date" (as defined in the Change of Control Agreement), in which case the Executive’s employment shall continue pursuant to the terms of the Change of Control Agreement and this Agreement shall cease to have any force or effect.

17.2	The Company will be entitled, by giving notice, to terminate this Agreement with immediate effect and without payment in lieu of notice if the Executive:

17.2.1	commits any act of gross misconduct or repeats or continues any other material breach of his obligations under this Agreement;

17.2.2
engages in any conduct which, in the opinion of the Board, is calculated or likely to affect prejudicially the interests of the Company or any Group Company or which is likely to cause the Executive’s continued employment to be detrimental to the interests of any Group Company;

17.2.3	is convicted of any criminal offence which is punishable with 6 months or more imprisonment (whether or not such a sentence is imposed);

17.2.4	commits any breach of fiduciary duty or act of dishonesty, whether or not relating to the Executive’s employment;

17.2.5
is guilty of a breach of the rules or regulations as amended from time to time of the UK Listing Authority (including the Model Code for transactions in securities by directors of listed companies), the FCA or any regulatory authorities relevant to the Company or the Parent Company or any Policies and Procedures;

17.2.6	becomes of unsound mind, is bankrupted or makes any arrangement or composition with the Executive’s creditors generally;

17.2.7	is, in the opinion of the Board, incompetent in the performance of his duties;

17.2.8	is censored and/or (where it is required for the proper performance of his duties) the Executive’s licence is suspended or revoked by the appropriate regulatory authority;

17.2.9	ceases to hold any licence or qualification or other authority required for the proper performance of the Executive’s duties;

17.2.10	fails to provide the relevant documents when requested to do so by the Company to enable the Company to carry out illegal working checks;

17.2.11	fails to provide evidence satisfactory to the Company that he has the legal right to work in the UK;

17.2.12
fails to maintain or becomes disqualified from maintaining registration with any regulatory body, membership of which is reasonably required by the Company for the Executive to carry out his duties; or

17.2.13	resigns or vacates his office as a director of the Company or any Group Company.

17.3
The Company will be entitled to terminate this Agreement notwithstanding clause 15 above or the Executive’s actual or prospective entitlement at that time to sick pay or benefits under any permanent health insurance scheme, by notice which is not less than the Executive’s then entitlement to statutory minimum notice plus a week given at any time when the Executive has been absent from work due to Incapacity for a period or periods aggregating not less than 90 days in the preceding 12 months provided that the Company will withdraw any such notice if, before it expires, the Executive resumes his duties full time and provides medical evidence satisfactory to the Board that he is fully recovered and that no recurrence of his Incapacity can reasonably be anticipated.

17.4
On serving or receiving notice to terminate this Agreement or at any time thereafter during the currency of such notice or at the end of any period of Garden Leave (as defined in clause 18 below) the Company is, at its discretion, entitled to pay the Executive his Salary only (at the rate then payable under clause 5.1 hereof) in lieu of notice (or the balance of any period of notice or the unexpired portion of the fixed term).  If the Company exercises its discretion under this clause, the Executive shall not be entitled to any benefits or payment in lieu of benefits including bonus in respect of his notice period (or the balance of any period of notice or the unexpired portion of the fixed term) nor to any additional payment in respect of holiday which, but for the termination of his employment would be accrued.

17.5
The Executive shall have no right to receive a payment of his Salary in lieu of notice pursuant to clause 14 if, prior to any payment under this clause 17 the Company discovers that the Executive had previously committed a repudiatory breach of contract that would have entitled the Company to dismiss him summarily. If a payment of Salary in lieu of notice under this clause 17 is paid to the Executive and the Company subsequently discovers that there has been an earlier repudiatory breach of contract by the Executive that would have entitled the Company to dismiss him summarily the Executive agrees to repay any such payment immediately. The Executive agrees that this payment is recoverable from him by the Company as a debt (and repayable by the Executive to the Company within 14 days of demand).

17.6
At any time after notice (including summary notice under clause 17.2 above) to terminate this Agreement has been served or received by the Company, the Company may require the Executive to, and the Executive shall:

17.6.1	resign (without any claim for compensation) from any offices and/or appointments which the Executive holds as a director, nominee or representative of the Company or any Group Company; and/or

17.6.2
transfer, without payment, to the Company (or as the Company may direct) any qualifying shares or nominee shareholdings provided to the Executive by or held by the Executive in or on behalf of any Group Company; and/or

17.6.3
return to the Company any documents, computer disks and tapes, blackberry, mobile phone, laptop, printer  and other tangible items in the Executive’s possession or under the Executive’s control which belong to the Company or which contain or refer to any Confidential Information together with all decryption and security devices, and any codes in tangible form, provided by the Company; and/or

17.6.4
delete all Confidential Information from any computer disks, tapes, blackberry, mobile phone or other re-usable material in the Executive’s possession or under the Executive’s control and destroy all other documents and tangible items in the Executive’s possession or under the Executive’s control which contain or refer to any Confidential Information; and/or

17.6.5	provide passwords of any databases or social media sites or Confidential Information or any other document which the Executive has created or managed on behalf of the Company; and/or

17.6.6	provide a list and details of all Professional/Business Contacts on social networking sites that he has acquired since becoming employed by the Company and to subsequently delete such contacts; and/or

17.6.7
confirm in writing that he has updated all social media sites to which he subscribes so that they no longer state or suggest that the Executive has any continuing connection with or interest in the Company or any Group Company.

17.7	The Executive shall, at the time of signing this Agreement, appoint the Company as his attorney by executing a Power of Attorney in the form set out in Schedule 1.

17.8	For the avoidance of doubt the Company may use any one, or any combination, of notice, pay in lieu of notice or Garden Leave, to terminate this Agreement.

18.              Garden Leave

18.1
The Company is not under any obligation to provide the Executive with any work.  At any time after notice to terminate the employment is given by either party under clause 3 above, or at any time during the currency of such notice, or if the Executive resigns without giving proper notice and the Company does not accept his resignation, the Company may, at its absolute discretion, require the Executive to take a period of absence for a maximum period of 3 months ("Garden Leave").

18.2
The Company may require that the Executive will not, without prior written consent of the Board, be employed or otherwise engaged in the conduct of any activity, whether or not of a business nature during Garden Leave.  Further, if so requested by the Company, the Executive will not:

18.2.1	enter or attend the premises of the Company or any other Group Company;

18.2.2
contact or have any communication (whether or not at the Executive’s own instigation) with any customer or client of the Company or any other Group Company in relation to the business of the company or any other Group Company (other than purely social contact);

18.2.3
contact or have any communication (whether or not at the Executive’s own instigation) with any employee, officer, director, agent or consultant of the Company or any other Group Company in relation to the business of the Company or any other Group Company; or

18.2.4	remain or become involved in any aspect of the business of the Company or any other Group Company except as required by such companies.

18.3	For the avoidance of doubt these restrictions apply to all forms of communication including communications through social media sites, such as Facebook and LinkedIn.

18.4
The Company may require the Executive to comply with any or all of the provisions of clause 17.6 above and shall be entitled to appoint a replacement executive to undertake the Executive’s role during any period of Garden Leave.

18.5
During Garden Leave, the Executive will be entitled to receive his Salary and all contractual benefits (excluding bonuses) in accordance with the terms of this Agreement.  Any unused holiday accrued at the commencement of Garden Leave and any holiday accrued during any period of Garden Leave will be deemed to be taken by the Executive during Garden Leave.

18.6	During Garden Leave:

18.6.1
the Executive shall provide such assistance as the Company or any Group Company may require to effect an orderly handover of his responsibilities to any individual or individuals appointed by the Company or any Group Company to take over his role or responsibilities;

18.6.2
the Executive shall make himself available to deal with requests for information, provide assistance, be available for meetings and to advise on matters relating to work (unless the Company has agreed that the Executive may be unavailable for a period); and

18.6.3	the Company may appoint another person to carry out his duties in substitution for the Executive.

18.7
All duties of the Executive’s employment (whether express or implied), including without limitation the Executive’s duties of fidelity and good faith, shall continue throughout Garden Leave except as expressly varied by this clause 18.

18.8	The Executive agrees that the exercise by the Company of its rights pursuant to this clause 18 shall not entitle the Executive to claim that he has been constructively dismissed.

19.              Intellectual Property

19.1
The Executive acknowledges that all Intellectual Property Rights created by the Executive in the course of his employment with the Company (whether or not during working hours or using Company premises or resources) and all Company Inventions and all materials embodying them shall automatically belong to the Company to the fullest extent permitted by law.

19.2	The Executive agrees not to use any of the Intellectual Property Rights belonging to the Company other than as required in the course of his employment or as otherwise authorised by the Company.

19.3
In relation to each and every improvement, invention, discovery, development, process, formula, design or program which relates either directly or indirectly to the business of the Company which the Executive (jointly or alone) makes at any time during the Executive’s employment (whether or not during working hours or using Company premises or resources and whether or not recorded in material form), the Executive will:

19.3.1
promptly disclose to the Company and no-one else full details, including any drawings and models, of it to enable the Company to determine whether or not, applying the provisions of s39 of the Patents Act 1977 (if applicable), it is the property of the Company (a "Company Invention"); and

19.3.2
hold any Company Invention in trust for the Company and, at its request and expense, do all things necessary or desirable to enable the Company or its nominee to exploit the Company Invention for commercial purposes and to secure patent or other appropriate forms of protection or registration for it anywhere in the world. Decisions as to the patenting and exploitation of any Company Invention are at the sole discretion of the Company.

19.3.3	keep confidential each Company Invention unless the Company has consented in writing to its disclosure by the Executive;

19.3.4	not do anything which might adversely affect the Company’s right to obtain patent or other protection.

19.4
The Executive acknowledges that, because of the nature of his duties and the particular responsibilities arising from the nature of his duties, he has, and shall have at all times while he is employed by the Company, a special obligation to further the interests of the Company.

19.5
In relation to each and every copyright work, database or design which relates either directly or indirectly to the business of the Company (a "Company Work") which the Executive (jointly or alone) originates, conceives, writes or makes at any time during the period of the Executive’s employment (whether or not during working hours or using Company premises or resources):

19.5.1
the Executive will promptly disclose such Company Work to the Company.  Company Works made wholly outside the Executive’s normal working hours which are wholly unconnected with the Executive’s employment are excluded from the ambit of this clause 19.5;

19.5.2
to the extent that the Executive owns or will own such rights the Executive hereby assigns to the Company by way of present assignment of future rights all copyright, database rights, design rights and other proprietary rights (if any) throughout the world in Company Works including the right to register, at the Company’s absolute discretion, any rights in Company Works;

19.5.3
the Executive hereby irrevocably and unconditionally waives in favour of the Company any and all present and future moral rights conferred on the Executive by the Copyright Designs and Patents Act 1988 and all similar rights in other jurisdictions in relation to any such Company Works and agrees not to support, maintain nor permit any claim for infringement of moral rights in such Company Works; and

19.5.4
the Executive acknowledges that, for the purposes of the proviso to s2(1) of the Registered Designs Act 1949 (as amended by the Copyright Designs and Patents Act 1988), the covenants on the part of the Executive and the Company will be treated as good consideration and, for the purposes of that Act, the Company will be the proprietor of any design which forms part of the Company Works; and

19.5.5	the Executive will not do anything which might adversely affect the Company’s right to obtain registered design protection or other protection.

19.6
The Executive undertakes not to attempt to register any of the Intellectual Property Rights in any Company Invention or Company Work or in or relating to any name or trade mark used or proposed to be used or reserved by any Group Company or in relation to the activities of any Group Company, unless required to do so by the Company at the expense of the Company.

19.7
The Executive agrees that (at the request and expense of the Company) the Executive will do all things necessary or desirable to substantiate the rights of the Company to each and every Company Invention or Company Work and to transfer such rights to the Company (without charge), and that the Executive will permit the Company (whom the Executive has separately irrevocably appointed as the Executive’s attorney for this purpose in the terms annexed at Schedule 1) to execute documents, to use the Executive’s name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of each and every Company Invention or Company Work.  A certificate in writing signed by any Director or the Secretary of the Company that any instrument or act falls within the authority hereby conferred will be conclusive evidence to that effect so far as any third party is concerned.

19.8	The Executive agrees not to use Intellectual Property Rights belonging to the Executive or (to his knowledge) any third party in the business of the Company without prior authorisation by the Company.

19.9	The Executive agrees not to use any Company equipment or facilities to infringe the Intellectual Property Rights of any third party.

20.              Restrictive Covenants

20.1
The Executive is likely to obtain trade secrets and Confidential Information and personal knowledge of and influence over customers clients and employees of the Group during the course of the Executive’s employment.

20.2	The Executive accepts that the restrictions in this clause 20 are in the interests of the parties and afford reasonable protection to legitimate business interests of the Company.

20.3	For the period of 12 months after the termination of the Executive’s employment under this Agreement, the Executive will not directly or indirectly:

20.3.1
be employed, engaged or concerned or interested in any business whether for his own account or for any other person, carried on within the Restricted Area wholly or partly in competition or about to be in competition with any Restricted Business (save for the holding as a passive investor only of not more than 3% of the issued ordinary shares of any company of a class which are listed or traded on the London Stock Exchange, any other recognised stock exchange or NASDAQ);

20.3.2	canvass, solicit or seek or accept, in any capacity whatsoever, any business, orders or custom which is similar to or in competition with any Restricted Business from any Customer;

20.3.3	have any contact with any Customer in relation to any Restricted Business; or

20.3.4	have any contact with any Professional/Business Contact in relation to any Restricted Business other than for purely social reasons; or

20.3.5	induce or attempt to persuade any Employee to leave employment or engagement by the Company or any Group Company or offer employment or engagement to any Employee.

20.4	For the avoidance of doubt these restrictions apply to all forms of contact including communications through social media sites, such as Facebook and LinkedIn.

20.5
Each restriction in this clause 20 (whether drafted separately or together with another) is independent and severable from the other restrictions and enforceable accordingly. If any restriction is unenforceable for any reason but would be enforceable if part of the wording were deleted, it will apply with such deletions as may be necessary to make it valid and enforceable.

20.6	The Company may transfer or assign its rights under this clause 20 to its successors in title. The Executive may not transfer or assign any rights or obligations under this clause 20.

20.7
The period for which the restrictions in clause 20.3 above apply shall be reduced by any period spent on Garden Leave pursuant to clause 18 above or suspended pursuant to clause 22 below immediately prior to termination.

20.8
Following the Termination Date, the Executive will not represent himself as being in any way connected with the businesses of the Company or of any other Group Company (except to the extent agreed by such a company).

20.9
Any benefit given or deemed to be given by the Executive to any Group Company under the terms of this clause 20 is received and held on trust by the Company for the relevant Group Company.  The Executive will enter into appropriate restrictive covenants directly with other Group Companies if asked to do so by the Company.

21.              Deductions

21.1
The Executive authorises the Company to deduct from the Executive’s Salary or from any pay in lieu of notice or any other termination payment any sums which the Executive may owe the Company including without limitation any overpayment of salary or expenses, any debt or loans or any other sum or sums which may be required to be authorised pursuant to Section 13 of the Employment Rights Act 1996.

22.              Disciplinary and Grievance Procedures

22.1
The Executive is subject to the dismissal and grievance procedures set out in the Company handbook.  These do not however form part of the Executive’s terms and conditions of employment.  If the Executive wishes to appeal against any disciplinary or grievance decision he may do so in writing to the President and CEO of the Company within 7 days of receipt of the relevant decision.

22.2
In the event of, and in connection with, any internal or external investigation into the Executive’s conduct and/or the Company’s affairs, the Executive shall cooperate fully with the Company and its internal and/or external legal and other advisers, and/or with any members of any competent prosecuting, investigating, administrative, regulatory, governmental or other body of the United Kingdom or any other jurisdiction where the Company carries on business.  Such cooperation may include participating in interviews and/or giving written and oral evidence in connection with any proceeding or investigation, as well as surrendering and/or allowing access to, copying, processing and use of any data and documents in the Executive’s possession or control to the extent permitted by law, including any electronic device on which such data or documents may be stored or held (including by way of example, any mobile telephone, PDA or blackberry device, laptop or desktop computer).

22.3
In order to investigate a complaint of breach of contract or misconduct against the Executive, the Company is entitled to suspend the Executive on full pay for so long as it considers appropriate in all the circumstances to carry out a disciplinary investigation and/or hearing. While the suspension continues, the Company will pay the Executive the Executive’s Salary and provide him with the other contractual benefits (excluding bonuses) set out in this Agreement. During the period of suspension the Company will not be obliged to provide the Executive with work and may require the Executive to comply with such conditions as the Company may specify in relation to attending at or remaining away from the places of business of the Company or Group Companies.

23.              Illegal Working

23.1
Prior to the commencement of the Executive’s employment or in the event of any change in the Executive’s immigration status, the Executive must provide the Company with the relevant original documents evidencing his legal right to work in the UK. If the Executive fails to produce his original documents the Company reserves the right to terminate his employment immediately, without notice or pay in lieu of notice, or withdraw any offer of employment.

24.              General

24.1	There are no collective agreements affecting the Executive’s terms and conditions of employment.

24.2
For the purposes of the Data Protection Act 1998 the Executive consents to the processing of all or any personal data (in manual, electronic or any other form) relevant to the Executive’s employment, by the Company and/or any Group Company and/or any agent or third party nominated by the Company and bound by a duty of confidentiality. Processing includes but is not limited to obtaining, recording, using and holding data and includes the transfer of data to any country either inside or outside the EEA.

24.3
This Agreement is in substitution for any representations and warranties made by or on behalf of the Company and any previous contracts of employment or for services between the Executive and the Company or any Group Company (which are deemed to have been terminated by mutual consent).

24.4
This Agreement and the Change of Control Agreement constitute the whole and only agreement and understanding between the parties in relation to the employment of the Executive.  All previous drafts, agreements, understandings, undertakings, representations, warranties, promises and arrangements of any nature whatsoever between the parties with any bearing on the subject matter of this Agreement are superseded and extinguished and to the extent that they have such a bearing, except insofar as any such thing is in terms repeated or otherwise reflected in this Agreement.

24.5
The termination of this Agreement will not affect such of the provisions of this Agreement as are expressed to operate or to have effect after termination and will be without prejudice to any accrued rights or remedies of the parties.

24.6	The validity, construction and performance of this Agreement is governed by English law.

24.7
All disputes, claims or proceedings between the parties relating to the validity, construction or performance of this Agreement are subject to the non-exclusive jurisdiction of the High Court of Justice in England and Wales (the "High Court") to which the parties irrevocably submit. Each party irrevocably consents to the award or grant of any relief in any such proceedings before the High Court and either party is entitled to take proceedings in any other jurisdiction to enforce a judgement or order of the High Court.

24.8
Any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement which the parties are unable to resolve may be referred by either party to arbitration in London under the rules of the London Common Law and Commercial Bar Association Arbitration Scheme for determination in accordance with the law of England and Wales by a single arbitrator to be appointed by or on behalf of the Chairman for the time being of the London Common Law and Commercial Bar Association (the "Arbitrator").  The Arbitrator shall be free to determine the process for the conduct of such arbitration as he or she thinks fit.  All and any decisions of the Arbitrator shall, save in the case of obvious error, be final and binding on the parties.  For the avoidance of doubt, the Arbitrator shall be free to make such orders in respect of costs in relation to any arbitration as he or she thinks fit in the circumstances.

24.9
Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999.

24.10
Any notice to be given by a party under this Agreement must be in writing in the English language and must be delivered by hand or sent via email or sent by first class post or equivalent postal service, or other means of telecommunication in permanent written form (provided that the addressee has his or its own facilities for receiving such transmissions) to the last known postal address or appropriate telecommunication number of the other party. Where notice is given by any of the prescribed means, it is deemed to be received when, in the ordinary course of that means of transmission, it would be received by the addressee. To prove the giving of a notice, it is sufficient to show that it has been despatched. A notice has effect from the sooner of its actual or deemed receipt by the addressee.

24.11	The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.

24.12
In this Agreement any reference to a statute includes any regulation, statutory instrument or other subordinate legislation made under it and, except where the contrary is stated or the context otherwise requires, includes any amendment, consolidation, re-enactment or replacement of the statute, regulation, statutory instrument or other subordinate legislation in whole or part for the time being in force.

24.13
This Agreement may be executed in any number of counterparts each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing any one or more of such counterparts.

IN WITNESS of which the parties have executed this Agreement as a deed and have delivered it upon dating it:

	Executed as a deed by	)
THE FEMALE HEALTH COMPANY (UK) PLC )
	on being signed by: )	/s/ Karen King
	…………………………………… )	Director
in the presence of: )

Signature of witness:	/s/ Michele Greco
Name:	Michele Greco
Address:	515 North State Street
Chicago, IL 60654
Occupation:	VP/CFO

Signed as a deed by	)
MARTIN TAYLER	)
in the presence of:	) /s/ Martin Tayler

Signature of witness:	/s/ Patrick Lau
Name:	Patrick Lau
Address:	32A – 31-3A, Batu Ferringhi Condo
Jalan Batu Sutu, Batu Ferringhi, Penang, Malaysia
Occupation:	17 Manager

Schedule 1

Power of attorney

BY THIS POWER OF ATTORNEY made on September 15, 2014, I, Martin Tayler of [home address], in accordance with the terms of the service agreement (the "Service Agreement") of even date between myself and The Female Health Company (UK) plc (the "Company") APPOINT the Company to act as my attorney with authority and on my behalf (so that words and expressions defined in the Service Agreement shall have the same meanings herein):

(a)
on or after the Termination Date to do all such things and sign any documents as may be required under the constitution of the Company and each Group Company to make my resignation as a director of those companies effective; and

(b)
to sign or execute any and all agreements, instruments, deeds or other papers and to do all such things in my name as may be necessary or desirable to implement my obligations in connection with clause 19 of the Service Agreement; and

(c)
after the expiry of two days from the Company having requested my resignation pursuant to clause 17.6.1 of the Service Agreement or the transfer of shares or shareholdings pursuant to clause 17.6.2 of the Service Agreement to do all such things and sign any documents as may be required under the constitution of the Company and each Group Company to make my resignation as a director of those companies or the transfer of such shares/shareholding effective; and

(d)	to appoint any substitute attorney and to delegate to that substitute all or any powers conferred by this Power of Attorney.

I declare that this Power of Attorney, having been given by me to secure my obligations in connection with clauses 17 and 19 of the Service Agreement, shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971.

This Power of Attorney has been executed as a deed and is delivered and takes effect upon dating it.

Signed as a deed by	)
MARTIN TAYLER	)
in the presence of:	) /s/ Martin Tayler

Signature of witness:	/s/ Patrick Lau
Name:	Patrick Lau
Address:	32A – 31-3A, Batu Ferringhi Condo
Jalan Batu Sutu, Batu Ferringhi, Penang, Malaysia
Occupation:	17 Manager